FORM 13F SUMMARY PAGE

Sit Investment Associates, Inc.
Report for the Quarter Ended September 30, 2000.



Report Summary:
Number of Other Included managers:	1
Form 13F Information Table Entry Total:	325
Form 13 F Information Table Value Total:	$6,177,386

List of Other Included Manager:
		13F
No.		File No.		Name
1.					Sit Investment Fixed Income Advisors, Inc.